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                                                                    Exhibit 99.1

                                 SIXTH RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                               THE AES CORPORATION

             (PURSUANT TO SECTION 245 OF THE GENERAL CORPORATION LAW
                            OF THE STATE OF DELAWARE)


         The AES Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies as follows:

         1. The present name of the corporation is The AES Corporation.

         2. The name under which the corporation was originally incorporated is Applied Energy Services, Inc.; and the date of filing the original Certificate of Incorporation of the Corporation with the Secretary of the State of Delaware is January 28, 1981.

         3. The Sixth Restated Certificate of Incorporation hereby restates and integrates into a single instrument, and does not further amend the provisions of the Corporation's Certificate of Incorporation as thereto amended or supplemented, and there is no discrepancy between those provisions and the provisions of the restated certificate. The Sixth Restated Certificate of Incorporation and is attached hereto as Exhibit A.

         4. The Sixth Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation in accordance with the provisions of
Section 245 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the undersigned has executed this certificate this 27th day of April 2000.


                                                  ------------------------------
                                                  William R. Luraschi
                                                  Secretary
                                                  The AES Corporation



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                                                                       Exhibit A

                                 SIXTH RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                               THE AES CORPORATION

                     PURSUANT TO SECTION 245 OF THE GENERAL
                    CORPORATION LAW OF THE STATE OF DELAWARE


         Article I. The name of the corporation is The AES Corporation (the "Corporation").

         Article II. The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

         Article III. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as amended from time to time.

         Article IV. 1. The total number of shares of all classes of capital stock that the Corporation is authorized to issue is one billion, two hundred fifty million (1, 250,000,000), of which one billion, two hundred million (1,200,000,000) shall be Common Stock, par value one cent ($0.01) per share, and fifty million (50,000,000) shall be Preferred Stock, without par value. The designations and the powers, preferences and rights of the Common Stock and the Preferred Stock, and the qualifications, limitation or restrictions thereof, are as provided in or pursuant to this Article IV.

              2. (a) The rights of holders of Common Stock to receive dividends or to share in the distribution of assets in the event of liquidation, dissolution or winding up of the affairs of the Corporation shall be subject to the preferences and other rights of the Preferred Stock as may be fixed in this Certificate of Incorporation or in the resolution or resolutions of the Board of Directors providing for the issuance of such Preferred Stock.

                 (b) The holders of Common Stock shall be entitled to one vote for each share of Common Stock held by them of record at the time for determining the holders thereof entitled to vote.

              3. Authority is hereby vested in the Board of Directors to issue from time to time the Preferred Stock in one or more classes or series and to fix by the resolution or resolutions providing for the issuance of shares of any such class or series the voting


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powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of such class or series to the full extent permitted by this Certificate of Incorporation and the General Corporation Law of the State of Delaware. The authority of the Board of Directors with respect to each such series shall include, but not be limited to, determination of the following:

              (i) The number of shares to constitute such class or series, and the distinctive designation thereof;

              (ii) The voting powers, full or limited, if any, of such class or series;

              (iii) The rate of dividends payable on shares of such class or series, the conditions on which and the times when such dividends are payable, the preference to, or the relations to, the payment of the dividends payable on any other class or series of stock, whether cumulative or noncumulative, and, if cumulative, the date from which dividends on shares of such class or series shall be cumulative;

              (iv) The right, if any, of the Corporation to redeem shares of such class or series and the terms and conditions of such redemption

              (v) The requirement of any sinking fund or funds to be applied to the purchase or redemption of shares of such class or series and, if so, the amount of such fund or funds and the manner of application;

              (vi) The rights of shares of such class or series upon the liquidation, dissolution or winding up of, or upon any distribution of the assets of, the Corporation;

              (vii) The rights, if any, of the holders of shares of such class or series to convert such shares into, or to exchange such shares for, shares of any other class or series of stock and the price or prices or rate or rates of exchange at which such shares shall be convertible or exchangeable and any adjustments thereto, and any other terms and conditions of such conversion or exchange; and

              (viii) Any other preferences and relative, participating, optional or other special rights of shares of such class or series, and qualifications, limitations or restrictions including, without limitation, any restriction on an increase in the number of shares of any class or series theretofore authorized and any qualifications, limitations or restrictions of rights or powers to which shares of any future class or series shall be subject.

         4. The number of authorized shares of any class or classes of stock of the Corporation may be increased or decreased by the affirmative vote of the holders of a majority of the stock of the Corporation that is entitled to vote, without a separate class vote of any class or classes of stock of the Corporation, except as may be otherwise provided in this Certificate of Incorporation or in the resolution or resolutions fixing the voting rights of any class or series of the Preferred Stock.

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         5. No holder of Common Stock or Preferred Stock, as such, shall have or be entitled to any preemptive right whatsoever.

         Article V.  The Corporation is to have perpetual existence.

         Article VI. The Board of Directors is expressly authorized to adopt, alter or repeal the By-Laws of the Corporation, except for any By-Law that by its terms states that it may be amended or repealed only by action of the stockholders.

         Article VII. Meetings of stockholders may be held at such place, either within or without the state of Delaware, as the By-Laws may provide. Elections of directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

         Article VIII. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by General Corporation Law of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

         Article IX. The number of directors of the Corporation shall be fixed from time to time pursuant to the By-Laws of the Corporation.

         Article X. No director of this Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Neither the amendment nor repeal of this Article X, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article X, shall be effective with respect to any cause of action, suit, claim or other matter that, but for this Article X, would accrue or arise prior to such amendment, repeal or adoption of an inconsistent provision.